Exhibit 99.1

RTI Surgical Holdings, Inc.® Receives Notification from Nasdaq Related to

Delayed Annual Report on Form 10-K

Deerfield, Ill., March 20, 2020 – As announced on March 16, 2020, RTI Surgical Holdings, Inc. (Nasdaq: RTIX), a global surgical implant company, filed a Notification of Late Filing on Form 12b-25, indicating that the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Form 10-K”) would be delayed pending completion of an internal investigation of current and prior periods relating to the Company’s revenue recognition practices involving the timing of revenue recognition with respect to certain contractual arrangements, primarily with OEM customers, including the accounting treatment, financial reporting and internal controls related to such arrangements.

Subsequent to filing the Form 12b-25, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company’s delay in filing its Form 10-K, the Company is not in compliance with the timely filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1). The notification letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market.

Nasdaq indicated that the Company must submit a plan of compliance (the “Plan”) within 60 calendar days, or no later than May 18, 2020, addressing how it intends to regain compliance with Nasdaq’s listing rules and, if Nasdaq accepts the Plan, it may grant an extension of up to 180 calendar days from the Form 10-K original filing due date, or until September 14, 2020, to regain compliance.

RTI’s management is working diligently to complete the Form 10-K, and intends to file the Form 10-K as soon as practicable.

Media and Investor Contact

Jonathon Singer

jsinger@rtix.com

+1 630 652 5904

About RTI Surgical Holdings, Inc.

RTI Surgical Holdings is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, plastic surgery, spine, orthopedic and trauma procedures and are distributed in over 50 countries. RTI has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com. Connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which may include statements regarding RTI Surgical Holdings’ ability to file its Form 10-K for the year ended December 31, 2019 within the extension period. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within RTI Surgical Holdings’ industry, and numerous other factors and risks identified in the Company’s Form 10-K for the fiscal year ended December 31, 2018 and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) uncertainty as to the scope, timing and ultimate findings of the internal investigation; (ii) the costs and expenses relating to the internal investigation; (iii) the impact of the internal investigation on RTI Surgical Holdings, its management and operations, including potential financial impact on RTI Surgical Holdings; (iv) the risk of potential litigation or regulatory action arising from the internal investigation and its findings or from the failure to timely file the Form 10-K; (v) the potential identification of control deficiencies, including potential material weaknesses in internal control over financial report and the impact of the same; (vi) potential reputational damage that RTI Surgical Holdings may suffer as a result of the matters under investigation; (vii) the possibility that RTI Surgical Holdings will be unable to file its Form 10-K within the extension period of 15 calendar days provided under Rule 12b-25 of the Securities Exchange Act of 1934; (viii) the risk that the filing of the Form 10-K will take longer than currently anticipated; (ix) general worldwide economic conditions and related uncertainties; (x) the impact of potential global health emergencies such as COVID-19 (coronavirus); (xi) the effect and timing of changes in laws or in governmental regulations; and (xii) other risks described in our public filings with the SEC. These factors should be considered carefully and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov. We undertake no obligation to update these forward-looking statements except as may be required by law.